UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017.

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)         (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2017, India Globalization Capital, Inc. (IGC) appointed Mr. Rohit Goel and Mr. Shajy Mathilakathu to the positions of Co-Principal Accounting Officers replacing John Cherin as CFO, Treasurer, and Principal Accounting Officer (PAO), effective September 29, 2017.

Mr. Goel has a B.Com (honors) in Accounting and Tax (Commerce) from Delhi University, India. His previous experience includes leading USGAAP audit teams and leading or assisting in the statutory audit of limited and private companies in various industries including telecom, stock brokerage, manufacturing, education, banking and digital marketing. He has worked on preparing process, workflow, implementation of SAP based accounting systems, worked on several accounting projects for clients based in US, Spain and UK, and assisted an audit team that conducted an asset audit for clients in Africa.  In 2012 and 2013 he passed the CA CPT and CA IPCC exams. From September 2013 to March 2014 he worked as a Chartered Accountant (CA) trainee for Mahesh K Aggarwal & Co.  And from April 2014 to September 11, 2016 he worked as a Chartered Accountant trainee, with AJSH & Co.  In September 2016, he founded BnA Consultancy to provide accounting, taxation and statutory compliance services. Mr. Goel will be full time, based in India, compensated INR936,000 a year, and will receive 50,000 shares of IGC stock vesting over one year.

Mr. Mathilakathu has been working as an accountant at IGC’s Indian subsidiary Techni Bharathi Private Limited (“TBL”) since 1996 and since 2011 as Assistant General Manager of Accounting.  He has worked in all aspects of accounting with varying responsibilities. Since 2011, he has been primarily and progressively responsible for USGAAP accounting, consolidation of financial statements, preparing the Forms 10-Q and Forms 10-K, and as the interface to our independent auditors. Mr. Mathilakathu holds a BA in accounting (commerce). He will be, full time, based in India,  and will be compensated INR936,000 a year.

There are no family relationships between either Mr. Goel or Mr. Mathilakathu and any director or executive officer of IGC. There are no relationships or related transactions between either Mr. Goel or Mr. Mathilakathu and the Company that would be required to be reported. There are no arrangements or understandings between either Mr. Goel or Mr. Mathilakathu and any person pursuant to which Mr. Goel or Mr. Mathilakathu were selected as a Co-Principal Accounting Officers (Co-PAOs).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: September 29, 2017	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President